SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices) Registrant’s telephone number, including area code:	80120 (Zip Code) (303) 723-1000

ITEM 5. OTHER EVENTS
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release

ITEM 5. OTHER EVENTS

On September 19, 2003, EchoStar Communications Corporation (“EchoStar”) announced that it has elected to retire all of its outstanding 4 7/8% Convertible Subordinated Notes due 2007, more than three years early pursuant to its optional early redemption right. See Press Release, dated September 19, 2003, “EchoStar Announces Early Redemption of 4 7/8% Convertible Subordinated Notes” attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: September 19, 2003	By:	/s/ Michael R. McDonnell
Michael R. McDonnell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release “EchoStar Announces Early Redemption of 4 7/8% Convertible Subordinated Notes” dated September 19, 2003.